UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 10, 2026

MARQETA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Grand Avenue, 6th Floor
Oakland, California 94612
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (510) 671-5437
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2026, Marqeta, Inc. (the "Company") reported that on August 10, 2026, Sarah Barkema, its Chief Accounting Officer and Senior Vice President of Finance and principal accounting officer, informed the Company of her decision to resign from these roles effective August 21, 2026.

The Company stated that Ms. Barkema’s departure is not the result of any disagreement with the Company related to its financial statements, internal control over financial reporting, operations, policies or practices. The Company intends to conduct a search for a new Chief Accounting Officer.

Patti Kangwankij, the Company’s Chief Financial Officer, who currently serves as the Company’s principal financial officer, will assume the role of principal accounting officer following Ms. Barkema's departure. Information regarding Ms. Kangwankij’s background and business experience is incorporated by reference herein from the Company’s definitive proxy statement filed on April 10, 2026, with the Securities and Exchange Commission. She has no transactions with the Company that are required to be described by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and the Company has not entered into or materially amended any material plan, contract or arrangement with her, or made any grant or award under any such plan, contract or arrangement to her, as a result of her becoming the Company’s principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.
Date: August 13, 2026
Patti Kangwankij
Chief Financial Officer